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                                                                   EXHIBIT 99.01


THE ST JOE COMPANY
SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA
(DOLLARS IN THOUSANDS)


THE FOLLOWING TABLE CALCULATES EBITDA (GROSS AND NET):

                                                                       Three Months Ended     Three Months Ended
                                                                         March 31, 2000          March 31, 1999
                                                                         --------------          --------------
Income from continuing and discontinued operations before
income taxes and minority interest                                           $38,798                 $32,062

Additions:
  Depreciation and amortization                                               13,987                  11,451

  Interest expense                                                             1,629                     248

Deductions:
  Gain on sales of nonoperating assets                                           (88)                    (33)
                                                                             -------                 -------

EBITDA, Gross                                                                 54,326                  43,728
                                                                             -------                 -------

Less minority interest percentages:
  Income before income taxes                                                  (7,598)                (11,881)
  Depreciation and amortization                                               (4,022)                 (3,369)
  Interest expense                                                               (64)                    (41)
  Gain on sales of nonoperating assets                                            50                     (24)
                                                                             -------                 -------
EBITDA, Net                                                                  $42,692                 $28,413
                                                                             -------                 -------
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